Exhibit 11

                         AUTOINFO, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share

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
                                                             Nine Months Ended                      Three Months Ended
                                                    September 30,        August 31,         September 30,          August 31,
                                                        1996                1995                1996                  1995
                                                  -----------------     ----------------  -----------------     -----------------
Primarily and fully diluted earnings (loss):
Earnings (loss) from operations applicable to
common stock
     From continuing operations                       $(3,632,822)         $(1,807,380)         $(3,095,320)         $  131,081
     From discontinued operations                            --              9,709,095                 --               228,935
                                                      -----------          -----------          -----------          ----------
     Net income                                       $(3,632,822)         $ 7,901,715          $(3,095,320)         $  360,016
                                                      -----------          -----------          -----------          ----------

Shares:
     Weighted average number of
     common shares outstanding                          7,918,329            7,492,691            8,000,615           7,757,736
     Add shares issuable from assumed
     exercise of options and warrants                        --                 68,786                 --                 6,309
                                                      -----------          -----------          -----------          ----------
   Weighted average number of common
     shares as adjusted                                 7,918,329            7,561,477            8,000,615           7,764,045
                                                      -----------          -----------          -----------          ----------

Primary and fully diluted earnings per
common share:
     From continuing operations                       $      (.46)         $      (.24)         $      (.39)         $      .02
     From discontinued operations                            --                   1.28                 --                   .03
                                                      -----------          -----------          -----------          ----------
     Net income
                                                      $      (.46)         $      1.04          $      (.39)         $      .05
                                                      -----------          -----------          -----------          ----------
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